Exhibit 4.1

0000001 SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION THIS CERTIFIES THAT SPECIMEN IS THE OWNER OF FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.0001 PAR VALUE, OF Vincera Pharma, Inc. transferable on the books of the Company in Person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE COMMON STOCK SEE REVERSE FOR CERTAIN DEFINITIONS Secretary CUSIP 92731L 10 6 President and Chief Executive Officer VINCERA PHARMA, INC. 2019 DELAWARE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common UNIF GIFT MIN ACT– Custodian TEN ENT – as tenants by the entireties (Cust) (Minor) JT TEN – as joint tenants with right of survivorship and not as tenants in common under Uniform Gifts to Minors Act (State) TTEE – trust under Agreement dated Additional abbreviations may also be used through not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SERUCITY OR OTHER IDENFIYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE. Shares of the common stock represented by this certificate and do hereby irrevocably constitutes and appoint Attorney, to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. DATED NOTICE: This signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsoever.